OCONN INDUSTRIES CORP.

SUBSCRIPTION AGREEMENT

TO:         _________________________________

                I hereby agree to become a shareholder of Oconn Industries Corp., a Nevada corporation (the “Company”), and to purchase the number of Shares of the Company (the “Shares”), as set forth above my signature hereto at a purchase price of $0.01 U.S. per Share.

                Simultaneously with the execution and delivery hereof, I am transmitting a certified or bank check, money order, personal check, or bank wire to the order of Oconn Industries Corp., representing the payment for my agreed subscription. It is understood that this Subscription Agreement is not binding on the Company unless and until it is accepted by it, as evidenced by the execution indicated below. I further understand that in the event this Subscription Agreement is not accepted as herein above set forth, then the funds transmitted herewith shall be returned and thereupon this Subscription Agreement shall be null and void.

                This Subscription Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada.

                I make the following representations and warranties:

1.                I am a resident of the State or Province of ______________________________.                             ________

                                                                                                (Print name of state or province)                      (Initials)

2.             I UNDERSTAND THAT THE OPERATIONS IN WHICH THE COMPANY WILL BE INVOLVED ENTAIL MATERIAL AMOUNTS OF RISK AND THAT THERE IS NO ASSURANCE THAT SUCH OPERATIONS WILL BE SUCCESSFUL.

                                                                                                                                                                        ________

                                                                                                                                                                                (Initials)

3.             I have sufficient assets to easily pay my subscription to the Company, and my subscription to the Company is not unreasonably large when compared with my total financial capability.

                                                                                                                                                                                _________

                                                                                                                                                                                (Initials)

4.                   I have been provided a copy of the Company’s Prospectus, which has been filed with the United States Securities and Exchange Commission. I have had an opportunity to review the Prospectus, and ask management of Oconn Industries Corp. questions with regard to the business and matters contained therein.

_______

(Initials)

5.             In connection with the offer to me of the Shares, I utilized the services and advice of the following attorney, accountant or other advisor. If an advisor was used, fill out the information below:

a.             Name of Advisor: _____________________________________________________________

b.             Position or Occupation: ________________________________________________________

c.             Business Address: ____________________________________________________________

d.             Telephone: (_____)____________________________________________________________

OCONN INDUSTRIES CORP. PROSPECTUS SUBSCRIPTION AGREEMENT

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6.             I hereby subscribe for _______________________Shares ($0.01 U.S. per Share) and herewith submit a check in the amount of $____________U.S., payable to Oconn Industries Corp.

                                                                                                                                                                                _______

                                                                                                                                                                                (Initials)

IN WITNESS WHEREOF, I have executed this Subscription Agreement this _____day of ______________, 20___.

______________________________________

Name (Please Print)

______________________________________

Signature

______________________________________

Social Security, Social Insurance or Tax Identification Number

(Note: Subscribers must  supply their principal residence  address. Subscriptions cannot be accepted if this is not filled in.)

Principal Residence Address of Purchaser

______________________________________

Street Address

______________________________________

City & State/Province         Zip or Postal Code

This Subscription for ______________ Shares is hereby accepted this ____ day of _____________, 20___.

OCONN INDUSTRIES CORP.

BY:______________________________

Authorized signatory